INFONOW CORPORATION
                        1875 Lawrence Street, Suite 1100
                                Denver, CO 80202


Dear Stockholder,

You are cordially invited to attend the 1999 Annual Meeting of Stockholders of InfoNow Corporation (the "Company") to be held at 3:00 p.m. MDT on Friday April 23, 1999 at InfoNow's corporate offices, 1875 Lawrence Street, Suite 1100, Denver, Colorado.

At this year's Annual Meeting, the agenda includes the annual election of directors, and a proposal to ratify the appointment of our independent auditing firm. The Board of Directors recommends that you vote FOR the election of the slate of nominees for director, and FOR ratification of the appointment of the independent auditors. Please refer to the enclosed Proxy Statement for detailed information on each of these proposals.

Whether you plan to attend the Annual Meeting or not, it is important that you promptly complete, sign, date and return the enclosed proxy card, or vote via the Internet or by telephone in accordance with the instructions set forth on the card. This will ensure a quorum at the Annual Meeting and avoid additional expense to the Company for further solicitation.

Sincerely,

/s/ Michael W. Johnson

Michael W. Johnson
Chairman of the Board and Chief Executive Officer

March 22, 1999

                               INFONOW CORPORATION
                        1875 Lawrence Street, Suite 1100
                                Denver, CO 80202


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 23, 1999

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of InfoNow Corporation, a Delaware corporation (the "InfoNow" or the "Company"), will be held on April 23, 1999 at InfoNow's corporate offices, 1875 Lawrence Street, Suite 1100, Denver, Colorado at 3:00 p.m. MDT. The items of business, all of which are more completely set forth in the accompanying proxy statement, are:

1. Election of five (5) directors to serve until the next Annual Meeting of Stockholders, or until their successors are elected and qualified.
2.   Ratification of the  appointment of auditors.
3.   Such other matters as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 10, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. All stockholders are cordially invited to attend the Annual Meeting but only stockholders of record are entitled to notice of and to vote at the Annual Meeting. A list of such stockholders will be available for inspection at InfoNow during ordinary business hours for the ten-day period prior to the Annual Meeting.

In order for the proposals listed above to be approved, each proposal must be approved by the affirmative vote of holders of a majority of shares, voting as a group.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Kevin D. Andrew

                                              Kevin D. Andrew
                                              Secretary of the Company

                                              March 22, 1999

WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, IT IS IMPORTANT THAT YOU PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD, OR VOTE VIA THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ON THE CARD. THIS WILL ENSURE A QUORUM AT THE ANNUAL MEETING AND AVOID ADDITONAL EXPENSE TO THE COMPANY FOR FURTHER SOLICITATION. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

                               INFONOW CORPORATION
                        1875 Lawrence Street, Suite 1100
                                Denver, CO 80202

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                                  April 23,1999

                             SOLICITATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of InfoNow Corporation (the "Board"), a Delaware corporation ("InfoNow" or the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on April 23, 1999 at 3:00 p.m. MDT, at the Company's offices, 1875 Lawrence Street, Suite 1100, Denver, Colorado, and at any and all adjournments of such meeting.

     If the enclosed Proxy Card is properly executed and returned in time to be voted at the meeting, the shares of Common Stock represented will be voted in accordance with the instructions contained therein. Executed proxies that contain no instructions will be voted FOR each of the proposals described herein. Abstentions (proxies not returned) and broker non-votes will be treated as Stockholders absent from the Annual Meeting. The proxies will be tabulated and votes counted by American Securities Transfer & Trust, Inc. It is anticipated that this Proxy Statement and the accompanying Proxy Card will be mailed to the Company's Stockholders on or about March 22, 1999.

     Stockholders who execute proxies for the Annual Meeting may revoke their proxies at any time prior to their exercise by delivering written notice of revocation to the Company, by delivering a duly executed Proxy Card bearing a later date, or by attending the meeting and voting in person.

     The costs of the meeting, including the costs of preparing and mailing the Proxy Statement and Proxy, will be borne by the Company. Additionally, the Company may use the services of its Directors, officers and employees to solicit proxies, personally or by telephone, but at no additional salary or compensation. The Company will also request banks, brokers, and others who hold shares of common stock of the Company in nominee names to distribute proxy soliciting materials to beneficial owners, and will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

                            OUTSTANDING CAPITAL STOCK

     The record date for Stockholders entitled to vote at the Annual Meeting is March 10, 1999. At the close of business on that day, there were 7,009,243 shares of no par value common stock (the "Common Stock") of the Company outstanding and entitled to vote at the meeting.

                                QUORUM AND VOTING

     The presence, in person or by proxy, of the holders of a majority of the outstanding Common Stock is necessary to constitute a quorum for each matter voted upon at the Annual Meeting. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held in his or her name on the record date. Abstentions and broker non-votes, if any, will not be included in vote totals and, as such, will have no effect on any proposal.

                        ACTION TO BE TAKEN AT THE MEETING

     The accompanying proxy, unless the Stockholder otherwise specifies in the proxy, will be voted (i) FOR the election of each of the five nominees named herein for the office of director, (ii) FOR the selection of Hein + Associates LLP, independent public accountants, as the auditors of the Company for the fiscal year ending December 31, 1999, and (iii) at the discretion of the proxy holders, on any other matter that may properly come before the meeting or any adjournment thereof.

     Where Stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If any other matter of business is brought before the meeting, the proxy holders may vote the proxies at their discretion. The directors do not know of any such other matter or business.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table and notes set forth as of March 10, 1999, the number of shares of the Company's outstanding Common Stock beneficially owned by (i) the Company's Chief Executive Officer and by the highest compensated executive officers who were serving as executive officers at the end of the 1998 fiscal year whose individual total cash compensation for the 1998 fiscal year exceeded $100,000 (the "Named Executive Officers"), (ii) each director and nominee for director of the Company, (iii) all executive officers and directors of the Company as a group and (iv) each person or group of persons known by the Company to beneficially own more than five percent (5%) of the outstanding Common Stock. All information is taken from or based upon ownership filings made by such persons with the Commission or upon information provided by such persons to the Company.

                                                                                          Shares
                                      Amount and                                     Beneficially Owned
                                       Nature of                                        Which May be
Name and Address of                   Beneficial           Percent of Class             Acquired Within
Beneficial Owner                      Ownership            Beneficially Owned(2)        60 Days(4)
-----------------                     ---------            ------------------           ----------
Officers and Directors(1):

Donald E. Cohen                           555,621                  7.9%                   66,287
Michael W. Johnson                        999,236                 13.0%                  685,800
W. Brad Browning                          245,139                  3.4%                  178,472
Duane Wentworth                            16,667                  -                      16,667
Michael D. Basch                           42,731                  -                      34,306
Stuart Fullinwider                        415,000                  5.9%                    5,000
Kevin D. Andrew                           158,780                  2.2%                  141,002
Donald Kark                               133,390                  1.9%                  133,390

All Officers and Directors              2,566,564                 31.0%                1,260,924
as a Group (8 persons)

Principal Stockholders:

Dieter Heidrich                           350,597                  5.0%                        -
1113 Spruce Street
Boulder, CO 80302

Robertson Stephens Orphan Fund            492,814                  7.0%                        -
555 California Street, Suite 2600
San Francisco, CA 94104

Joren Peterson                            400,000                  5.7%                        -
P.O. Box 3750
Telluride, CO  81435

4

Robertson Stephens Investment Mngt.     1,030,858(5)              14.7%                        -
555 California Street, Suite 2600
San Francisco, CA 94104

Nahum Rand                                373,244(3)               5.3%                   37,000
2200 Sacramento #105
San Francisco, CA  94115
-------------------------------

(1) Unless otherwise indicated, address of record is 1875 Lawrence St., Ste. 1100, Denver, CO 80202.
(2) Beneficial ownership is determined in accordance with the rules of the Commission, and generally includes voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants which are currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the Company understands that the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(3) Includes 125,000 shares of common stock held by the Rand Family Trust. Mr. Rand and his wife Jane Rand are the trustees of the trust and have sole voting and disposition power of the Trust.
(4) Represents the number of common shares set forth in column 1 that can be obtained through the exercise of warrants or options that are currently exercisable or that are exercisable within the next 60 days from March 10, 1999.
(5)  Includes  492,814 shares  beneficially  owned by Robertson  Stephens Orphan
     Fund.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees

     Pursuant to the Bylaws of the Company, the authorized number of directors of the Company has been set at five. The Board has nominated five persons to be directors and five directors are to be elected at the meeting. Each nominee will be elected to hold office until the next annual meeting of Stockholders or until his successor is elected and qualified. Proxy holders will not be able to vote the proxies held by them for more than five persons. If a quorum is present, the five nominees having the highest number of votes cast in favor of their election will be elected. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his stead, of any other person the Board may recommend. Each nominee has expressed his intention to serve the entire term for which election is sought.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH NOMINEE FOR THE BOARD OF DIRECTORS.

     The Board of Directors' nominees for the office of director are as follows:

     Michael W. Johnson, 37, has been Chief Executive Officer and President and a director of the Company since October 1995. In September of 1998 Mr. Johnson was elected Chairman of the Board. From 1990 to October 1995, Mr. Johnson was a consultant with McKinsey & Company, an international management consulting firm, where he served leading technology companies in the United States and Europe on issues of growth, strategy, customer service, and mergers and acquisitions. Mr. Johnson received a Bachelor of Science degree in Applied and Engineering Physics and a Bachelor of Arts degree in English from Cornell University, a Diplome in French Literature from Universite de Paris, and a Masters of Business Administration degree from Stanford University Graduate School of Business.

     Donald E. Cohen, 44, has been a director and Vice Chairman of the Company since May 1995 and served as President and Chief Executive Officer of the Company from May 1995 until October 1995. Mr. Cohen is President and Chief Executive Officer of Cimarron, an interactive media company he founded in 1978.

Cimarron was a subsidiary of the Company from May 1995 to December 1997. Under Mr. Cohen's leadership, Cimarron has won several awards including an EMMY, TELLY, DAF Alfie, and B/PAA Gold Spike. Mr. Cohen earned a Bachelor of Arts degree in Mass Communications from the University of Denver. Mr. Cohen is a member of the Audit and Compensation Committees.

     Duane Wentworth, 68, has been a director since July 1997 and has served as a management consultant to various businesses since 1992. Mr. Wentworth has over 41 years of business experience, including serving in management positions with IBM and Control Data. During his tenure at Control Data, from 1976 to 1982, he was responsible for the formation of Professional Services division, which provided world-wide consulting services for Control Data. Mr. Wentworth has also served as chairman and owner of Data Decisions, Inc., a supplier of specialized data processing services. Mr. Wentworth is a member of the Audit and Compensation Committees.

     Michael Basch, 60, has been a director since February 1998 and was elected Vice President of Marketing and Sales for the Company in September 1998. Prior to joining the Company Mr. Basch founded and served as President of Service Impact since 1989 which was established to advance the art, science and practice of leadership. Mr. Basch was Senior Vice President and a founding officer of Federal Express Corporation, for the first ten years of its existence, from 1972 to 1982. During his tenure at Federal Express, Mr. Basch established and led a number of key functions, including Sales, Customer Service, Personnel, Corporate Development, the Federal Express Southern Division, PartsBank, and Hub Distribution Services. He also conceived of the Federal Express tracking and tracing system and designed, built and managed the $100 million Superhub, which remains the largest system of its kind in the world. Mr. Basch is a member of the Audit Committee and served on the Compensation Committee until September 1998.

     Stuart Fullinwider, 41, has been a director since September 1998. Mr. Fullinwider has been a private investor since 1997. Mr. Fullinwider brings more than 10 years experience in strategic and tactical planning, technology, accounting and developing infrastructure for high growth companies. From 1992 until 1997, Mr. Fullinwider was with Boston Chicken as Senior Vice President and developed a support services group which provided accounting and administrative services to Boston Chicken, Einstein/Noah's, their franchisees and 1800 restaurants. Mr. Fullinwider was Director of Strategic Technologies with Blockbuster Entertainment Corp from 1989 to 1992, and served as Audit Manager in his 10 years with Arthur Andersen, LLC.

     Messrs. Johnson, Cohen, Wentworth, Basch and Fullinwider currently serve on the Company's Board. Directors are elected annually to serve until the next annual meeting of stockholders or until their successors are duly elected.

Committees of the Board of Directors

     The Board has established an Audit Committee and a Compensation Committee. The Audit Committee is responsible for (i) reviewing the scope of, and the fees for, the annual audit, (ii) reviewing with the independent auditors the corporate accounting practices and policies, (iii) reviewing with the independent auditors their final report, and (iv) being available to the independent auditors during the year for consultation purposes. The Audit Committee met twice in the fiscal year ended December 31, 1998. The Compensation Committee determines the compensation of the officers of the Company and performs other similar functions. The Compensation Committee met one time in the fiscal year ended December 31, 1998. The Board may, from time to time, establish certain other committees to facilitate the management of the Company.

     Directors are reimbursed for expenses incurred for attending any Board or committee meeting. There is no family relationship between any current or prospective director of the Company and any other current or prospective executive officer of the Company except for Michael Basch, who is the father-in-law of Michael Johnson, the Chief Executive Officer and Chairman of the Board of the Company.

     During the fiscal year ended December 31, 1998, there were nine meetings of the Board of Directors. All directors attended at least 75% of the meetings of the Board and committees of the Board on which they were members.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended December 31, 1998 and Forms 5 and amendments thereto furnished to the Company with respect to the fiscal year ended December 31, 1998, to the best of the Company's knowledge, the Company's directors, officers and holders of more than 10% of its Common Stock complied with all Section 16(a) filing requirements, except for Michael Basch who purchased 7,731 additional shares in 1998.

Executive Officers

The following persons are the executive officers of the Company:

Name                      Position(s)
----                      -----------
Michael W. Johnson        Chief Executive Officer and President
Kevin D. Andrew           Vice President and Chief Financial Officer, Secretary
                          and Treasurer
W. Brad Browning          Vice President and General Manager
Donald Kark               Vice President, Engineering and Technology
Michael D. Basch          Vice President, Marketing and Sales

     Information concerning the business experience of Mr. Johnson and Mr. Basch is provided under the section above entitled "Election of Directors."

     Kevin D. Andrew, 40, was elected to his current positions in March 1996. Prior to joining InfoNow, Mr. Andrew was President of Andrew Consulting, LLC, a financial management services firm and served as a consultant to the Company from October 1995 to March 1996. From 1992 to 1995 he served as Chief Financial Officer of Air Methods Corporation, a publicly held provider of emergency air ambulance services, and from 1983 to 1991 served in various senior financial management positions at CRSS, Inc., a diversified services company listed on the New York Stock Exchange. During his tenure at CRSS, Mr. Andrew served as chief accountant, director of general accounting, director of internal audit and Vice President and controller of Natec Resources, Inc., a 50%-owed affiliate of CRSS, Inc. Prior to 1983, Mr. Andrew was with KPMG Peat Marwick. Mr. Andrew has held CPA certificates in both Colorado and Texas. He earned his Bachelor of Science degree in Business from Arizona State University.

     W. Brad Browning, 34, has been a Vice President and General Manager of the Company since January 1996. From 1990 to 1995, Mr. Browning was a consultant with McKinsey & Company, an international management consulting firm. Mr. Browning joined McKinsey & Company in June 1990 after obtaining an Masters of Business Administration degree from Harvard University Graduate School of Business. While with McKinsey, he led technology and consumer clients on major marketing and sales initiatives focused on driving growth and significant profit improvement. He earned his Bachelor of Business Administration degree in Marketing from the University of Georgia.

     Donald Kark, 35, was elected to his position as Vice President, Engineering and Technology in May 1997. Prior to joining InfoNow in December 1996, Mr. Kark was with Welkin Associates, Ltd., from June 1995 to December 1996, where he was a consultant and advisor to high technology clients on advanced technology information systems. From June 1985 to June 1995, Mr. Kark worked with TRW, Inc., as a chief engineer, project manager, hardware engineer and software developer. He holds a B.S.C.E.E. from Purdue University and has won numerous awards for his professional accomplishments, including TRW's most prestigious engineering award, the TRW Chairman's Award for Innovation.

     All executive officers are appointed by the Board of Directors and serve at the Board's discretion.

                             EXECUTIVE COMPENSATION

     The following summary compensation table sets forth the cash compensation earned for the fiscal years ended December 31, 1998, 1997, and 1996 by the Company's Chief Executive Officer and by the highest compensated executive officers who were serving as executive officers at the end of the 1998 fiscal year whose individual total cash compensation for the 1998 fiscal year exceeded $100,000 (the "Named Executive Officers").



                                     SUMMARY COMPENSATION TABLE

                                                            Long Term Compensation
                                                            ----------------------

Name and Principal                                                    Options/           All Other
     Position                Year        Salary        Bonus          SARS (#s)          Compensation
     --------                ----        ------        -----          ---------          ------------

Michael W. Johnson           1998        110,000             -         106,774                 -
  Chief Executive Officer,   1997        110,000             -         325,250                 -
  President, Chairman of     1996        101,778(1)          -         105,705                 -
  The Board

W. Brad Browning             1998        110,000         7,500          70,000                 -
  Vice President, General    1997        110,000         1,500          95,000                 -
  Manager                    1996        103,918             -          85,000            15,000(4)

Kevin D. Andrew              1998         88,000        17,500               -                 -
-
  CFO/Vice President         1997         88,000         1,500          82,000                 -
  Secretary and Treasurer    1996         83,480(2)          -          41,724                 -

Donald Kark(3)               1998         91,667        30,000               -                 -
-
  Vice President             1997         87,321         1,500          96,000                 -
  Engineering/Technology     1996          3,750             -          75,000                 -

Michael D. Basch(5)          1998         38,000             -         195,000            17,648(6)
  Vice President, Marketing and Sales


--------------------

(1) The Company accrued and deferred $72,611 of Mr. Johnson's 1996 salary, of which $58,000 was satisfied by way of issuance on September 13, 1996 of 51,555 shares of Common Stock at a price of $1.125 per share.
(2) Compensation in 1996 includes $10,690 for consulting services prior to Mr. Andrew joining the Company in March 1996. The Company accrued and deferred $40,290 of Mr. Andrew's 1996 salary of which $20,000 was satisfied by way of issuance on September 13, 1996 of 17,778 shares of Common Stock at a price of $1.125 per share, the balance of which was repaid in full in 1997.

(3)  Mr. Kark joined the Company in December 1996.
(4)  Represents reimbursement of relocation expenses.
(5)  Mr. Basch joined the Company in October 1998.
(6) Represents $8,648 reimbursement of relocation expenses and $9,000 in accrued directors fees.

     The following table presents information concerning individual grants of options to purchase Common Stock made during the fiscal year ended December 31, 1998, to each of the Named Executive Officers. No options/SARs were issued to Mr. Andrew or Mr. Kark during the year ended December 31, 1998.


                                       OPTION/SAR GRANTS IN LAST FISCAL YEAR

                             Number of       Percent of Total
                            Securities         Options/SARs          Exercise
                            Underlying          Granted to              or
                           Options/SARs         Employees           Base Price
Name                        Granted (#)        in Fiscal Year         ($/Sh.)          Expiration Date
----                        -----------        --------------         -------          ---------------

Michael W.  Johnson          4,012(1)               0.5%              1.45                 4/9/08
                            29,373(1)               3.6%              1.45                5/22/08
                            73,389(1)               9.0%              1.45                 6/5/08

W.  Brad Browning          70,000 (2)               8.5%              1.51                3/15/08

Michael D. Basch            20,000(3)               2.4%              0.55                2/19/08
                           175,000(4)              21.4%              1.40                9/25/08

--------------------

(1)  Immediately exercisable in full.
(2) Vests over twenty-four months from the grant date of March 15, 1998, with 1/24 vesting each month after the grant.
(3) Vests over twenty-four months from the grant date of February 19, 1998, with 1/24 vesting each month after the grant.
(4) Vests over thirty-six months from the grant date of September 25, 1998, with 1/36 vesting each month after the grant.

     The following table sets forth the fiscal year-end value of unexercised options to purchase Common Stock for each Named Executive Officer. No options or SARs were exercised by the Named Executive Officers during the fiscal year ended December 31, 1998.

                              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                                         FISCAL YEAR END OPTION/SAR VALUES

                                 Number of Securities                Value of Unexercised
                                Underlying Unexercised            In-the-Money Options/SARs
                              Options/SARs at FY-End (#)               at FY-End ($)(1)
                              --------------------------               ----------------
       Name                  Exercisable      Unexercisable      Exercisable      Unexercisable
       ----                  -----------      -------------      -----------      -------------
Michael W.  Johnson           106,774                  -          $108,909                 -
W.  Brad Browning              26,250             43,750            25,200            42,000
Michael D. Basch               22,916            172,084            31,603           194,047

-------------------
(1) Based upon the difference between the exercise price and the fair market value of the Common Stock for those options which at December 31, 1998 had an exercise price less than the fair market value of the Common Stock on such date. The fair market value of Company Common Stock at December 31, 1998, measured as the mean of the closing bid and asked prices of the Common Stock on such date, was $2.47 per share.

Director Compensation

     Directors who are employees of the Company receive no additional compensation for service on the Board of Directors. Each director who is not a full-time employee of the Company is reimbursed expenses for attendance at Board and Committee meetings. From July 2, 1997 through December 31, 1998, a retainer fee of $1,000 per month was also paid to each non-employee director. This



9

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monthly retainer has been voluntarily  deferred by the current directors.  As of
December 31, 1998, the Company had accrued $65,000 for this obligation. Effective January 22, 1999, the directors agreed to eliminate retainer fees for further Board meetings. Each non-employee director is awarded an option to purchase 20,000 shares of the Company's common stock on a bi-annual basis. The options are exercisable at the fair market value of the Company's common stock on the date of issuance and are exercisable over a 24 month period. Options expire ten (10) years from date of issuance. The options are forfeited upon resignation from the Board of Directors.

     The Company issued options to non-employee directors to purchase an aggregate of 40,000 shares of the Company's common stock for their services during 1998 at exercise prices ranging from $0.55 to $1.195.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

     On January 1, 1998, the Company entered into a eighteen month employment agreement with Michael W. Johnson, Chief Executive Officer and President of the Company. The agreement provides for an annual base salary of $110,000 and cash performance bonuses of up to $130,000 based on defined financial performance targets. The agreement provides for the acceleration of the vesting of all options awarded to him in the event that there is a change in control of the Company. If Mr. Johnson is terminated without cause, he is entitled to a 90 day advance notice and a severance payment equal to 75% of his annual base salary then in effect. In addition, the Company will accelerate vesting of 50% of all unvested options held by him at the date of his termination.

     On October 23, 1997, the Company entered into an agreement with Michael Johnson which expires on April 23, 1999, and provides compensation to Mr. Johnson in the event the Company is sold while he is President of the Company or within 120 days after Mr. Johnson ceases to be President. The compensation to be paid is based on a varying percentage of the transaction value ranging from 4% to 12% of the transaction value. No compensation will be paid for transactions valued less than $7.5 million.

     A provision in the option agreement between the Company and Mr. Johnson provides for dilution protection. The agreement provides that additional options to purchase common shares shall be issued to Mr. Johnson equal to 10.7% of options exercised that were outstanding as of October 23, 1997. On October 23, 1997, there were 962,000 shares subject to unexercised options.

     On March 15, 1998, the Company entered into a two-year employment agreement with W. Brad Browning, Vice President and General Manager of the Company. The agreement provides for an annual base salary of $110,000. The agreement also provides for the issuance of an option to purchase 70,000 shares of the Company's common stock exercisable at $1.51 per share. The option vests over a 24 month period. All options vest immediately upon a change of control of the Company. If Mr. Browning is terminated without cause, he is entitled to a severance payment equal to three months salary, and the Company will accelerate vesting of 25% of all unvested options held at the date of termination.

     On January 1, 1998, the Company entered into an eighteen month employment agreement with Kevin D. Andrew, Chief Financial Officer and Vice President of the Company. The contract automatically renews for successive twelve month terms unless the Company provides written notice sixty days prior to the expiration of the agreement terms. The agreement provides for an annual salary of $88,000. Mr. Andrew is eligible for an annual performance bonus up to a maximum of 35% of base annual salary. Mr. Andrew is eligible to receive options to purchase common stock of the Company as authorized from time to time by the Board. All options vest immediately upon a change of control of the Company. If Mr. Andrew is terminated without cause, he is entitled to a severance payment equal to three months salary, and the Company will accelerate vesting of 25% of all unvested options held at the date of termination.

     On February 16, 1998, the Company entered into an eighteen month employment agreement with Donald Kark, Vice President of Engineering and Technology. The agreement provides for an annual salary of $92,000. Mr. Kark is eligible for an annual performance bonus up to a maximum of 50% of base annual salary. Mr. Kark is eligible to receive options to purchase common stock of the Company as authorized from time to time by the Board. All options vest immediately upon a change of control of the Company. If the agreement is not renewed by the Company Mr. Kark will receive a one-time severance payment equal to 25% of annual base salary. If Mr. Kark is terminated without cause, he is entitled to a severance payment equal to three months salary, and the Company will accelerate vesting of 25% of all unvested options held at the date of termination.

On September 21, 1998, the Company entered into an agreement with Michael Basch, Vice President of Marketing and Sales. The agreement provides for an annual salary of $110,000, and an additional $3,500 per month for the first three months. Mr. Basch is eligible for an annual bonus of up to $150,000 based on achievement of sales targets. The agreement also provides for up to $10,000 reimbursement for moving expenses which were fully paid as of December 31, 1998. Mr. Basch is eligible to receive options to purchase common stock of the Company as authorized from time to time by the Board. All options vest immediately upon a change of control of the Company. If Mr. Basch is terminated without cause, he is entitled to a severance payment equal to 25% of his base salary.

Certain Relationships and Related Transactions

     On December 11, 1997, the Company sold all the assets of its wholly-owned subsidiary, Cimarron International, Inc. ("Cimarron"), to Cimarron Dog and Pony, Inc. ("Dog and Pony"). Dog and Pony is owned by Donald Cohen, a director of the Company and the former owner of Cimarron prior to its acquisition by the Company in 1995.

     The total estimated value of the sale transaction (the "Transaction") was $321,000, including $100,000 of contingent consideration. The Transaction included assets of approximately $63,000 consisting of specialized computer equipment and software, of which the Company recognized a book gain of approximately $24,000. Also included in the Transaction were approximately $58,500 of accounts receivable which were transferred at full value as recorded on Cimarron's books with no offset for bad debt. Approximately $66,000 of intangible assets related to the business tradename, customer lists, in-process contracts and related unbilled revenues were also included in the Transaction. Dog and Pony also assumed all recorded liabilities of Cimarron which amounted to approximately $51,000, consisting of approximately $13,000 of accounts payable and $37,000 of other accrued liabilities. Mr. Cohen also agreed to terminate his own employment agreement with the Company. As part of the Transaction, the Company executed an earnout agreement which provides that Dog and Pony shall pay 25% of all quarterly gross profits in excess of $116,500 to the Company until the earlier of: (i) March 31, 2001, or (ii) until payments total $100,000.

     In connection with the Transaction, the Company executed a cost sharing agreement with Dog and Pony for the provision of certain administrative services for $12,000 per month which were provided until July 31, 1998.

     The total consideration paid including contingent consideration equals 5.2 times 1997 cash flow of approximately $62,400 and represents 3.5 times 1997 cash flow if contingent consideration is excluded. The Board of Directors determined that this valuation was consistent with a business in a mature or declining market such as Cimarron. Revenues from Cimarron have been declining over the last three years due to a shift away from 35mm slides to electronic presentations and a trend towards in-house production of many types of business presentations.


                      PROPOSAL 2 - APPOINTMENT OF AUDITORS

     The Board has appointed the firm of Hein + Associates LLP ("Hein"), independent public accountants, as the auditors of the Company for the fiscal year ending December 31, 1999, subject to the approval of such appointment by Stockholders at the Annual Meeting. Hein has audited the Company's financial statements since the Company's 1996 fiscal year.

     The ratification of the appointment of Hein will be determined by the vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting.

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


     If the foregoing appointment of Hein is not ratified by Stockholders, the Board may appoint other independent accountants whose appointment for any period subsequent to the 1999 Annual Meeting of Stockholders will be subject to the approval of Stockholders at that meeting. A representative of Hein is expected to be present at the Annual Meeting and will have an opportunity to make a statement should he so desire and to respond to appropriate questions.

     On January 27, 1997, the Company engaged the accounting firm of Hein as its principal independent accountants to audit the Company's financial statements for its fiscal year ending December 31, 1996. The appointment of new independent accountants was approved by the Audit Committee and the Board. The Company dismissed its former independent accountants, Arthur Andersen, LLP, effective with the appointment of Hein.

     Prior to the appointment of Hein, management of the Company had not consulted with Hein except that, at the Company's request, Hein reviewed the Company's reports filed on Form 10-Q for the quarterly periods ending June 30, 1996 and September 30, 1996.

     During the fiscal years ended December 31, 1995 and 1994, and the interim period subsequent to December 31, 1995, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would have caused the former accountants to make reference in their report to such disagreements if not resolved to their satisfaction.

     Arthur Andersen's reports on the financial statements for the past two years have contained no adverse opinion or disclaimer of opinion and were not modified as to audit scope or accounting principles except for an explanatory paragraph regarding the Company's ability to continue as a going concern contained in the financial statements for the years ended December 31, 1995 and 1994.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO RATIFY THE APPOINTMENT OF THE FIRM OF HEIN + ASSOCIATES LLP.

                              STOCKHOLDER PROPOSALS

     Any proposals from Stockholders to be presented for consideration for inclusion in the proxy material in connection with the 2000 Annual Meeting of Stockholders of the Company must be submitted in accordance with the rules of the Securities and Exchange Commission and received by the Secretary of the Company at the Company's principal executive offices no later than the close of business on November 19, 1999.

Under the rules promulgated by the Securities and Exchange Commission, stockholder proposals not included in the Company's proxy materials for its 2000 Annual Meeting of Stockholders in accordance with Rule 14a-8 of the Exchange Act of 1934, as amended, will be considered untimely if notice thereof is received by the Company after February 7, 2000. Management proxies will be authorized to exercise discretionary voting authority with respect to any stockholder proposal not included in the Company's proxy materials for the 2000 Annual Meeting unless the Company receives notice thereof by February 7, 2000 and the conditions set forth in Rule 14a-4(c)(2)(I)-(iii) under the Exchange Act of 1934, as amended are met.

                                  OTHER MATTERS

     All information contained in this Proxy Statement relating to the occupations, affiliations and securities holdings of directors and officers of the Company and their relationship and transactions with the Company is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than 5% of the Company's Common Stock is based upon information contained in reports filed by such owner with the Securities and Exchange Commission.

     The Company's independent public accountants for the fiscal year 1998 are Hein + Associates LLP. Representatives of such firm are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

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


     The Annual Report to Stockholders of the Company for the fiscal year ended December 31, 1998, which includes financial statements and accompanies this Proxy Statement, does not form any part of the material for the solicitation of proxies.

     The Company will furnish without charge a copy of its Annual Report on Form 10-KSB, including the financial statements, for the fiscal year ended December 31, 1998, filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 to any Stockholder (including any beneficial owner) upon written request to Kevin D. Andrew, Chief Financial Officer, 1875 Lawrence Street, Suite 1100, Denver, Colorado 80202. A copy of the exhibits to such report will be furnished to any Stockholder upon written request and payment of a nominal fee.


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


                            INFONOW CORPORATION PROXY

               SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
                MEETING OF STOCKHOLDERS TO BE HELD APRIL 23, 1999

The undersigned hereby constitutes, appoints, and authorizes Kevin A. Andrew as the true and lawful attorney and Proxy of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned to act for and vote as designated below, all of the undersigned's shares of the no par value common stock of InfoNow Corporation, a Delaware corporation, at the Annual Meeting of the Stockholders to be held April 23, 1999, at InfoNow's corporate offices at 1875 Lawrence Street, Suite 1100, Denver, Colorado, at 3:00 p.m. M.D.T., and at any and all adjournments thereof, with respect to the matters set forth below and described in the Notice of Annual Meeting dated March 22, 1999 receipt of which is hereby acknowledged.

1. Approval of the election of each of the five nominees named herein for the office of director to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified.


    [  ] FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below)

    [  ] WITHHOLD AUTHORITY TO VOTE FOR ALL LISTED BELOW

  (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

              Michael W. Johnson, Donald E. Cohen, Duane Wentworth,
                       Michael Basch, Stuart Fullinwider

2. To consider and vote upon a proposal to ratify the appointment of Hein + Associates LLP as independent auditors of the Company for the fiscal year ended December 31, 1999.

     [  ]  FOR
     [  ]  AGAINST

3. The Proxy is authorized to vote upon any other business as may properly come before the Annual Meeting or any adjournments thereof.


The undersigned hereby revokes any Proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorney and Proxy may lawfully do by virtue hereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

                                          DATED: ________________________,  1999


                                                 -------------------------------
                                                 Signature(s) of Shareholder(s

                                                 -------------------------------
                                                 Signature(s) of Shareholder(s)

Signature(s) should agree with the name(s) shown hereon. Executors, administrators, trustees, guardians and attorneys should indicate their capacity when signing. Attorneys should submit powers of attorney. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF INFONOW  CORPORATION
     PLEASE SIGN AND RETURN THIS PROXY USING THE ENCLOSED PRE-PAID ENVELOPE.

            THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE
                      IN PERSON IF YOU ATTEND THE MEETING.